Exhibit 10.1

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT - Monumental Marketing, Inc.

I acknowledged that the Company does not make any representation or warranty concerning the completeness of any information provided. I also acknowledge and agree that I have been advised to conduct my own review of the business and affairs of the Company before subscribing.

1. INVESTMENT

a The undersigned subscribes for _________ shares of common stock in Monumental Marketing, Inc. @ $1.00 per share.

b Total subscription price ($1.00 times number of shares) = $__________.

Signature: Executed this _____ day of ___________________, 2005

X	X
Signature (investor or authorized signature)	Signature (investor or authorized signature)

2. INVESTOR INFORMATION:

Name (type or print)	Social Sec. No.	Address

Name (type or print)	Social Sec. No.	Address

Mailing Address (if different from above):

Street	City	State	Zip
Business Phone:	Home Phone:

3. TYPE OF OWNERSHIP: (You must check one box)

1. [ ] Individual	6. [ ] Joint Tenants with rights of Survivorship
2. [ ] Tenants in Common	7. [ ] Custodian for ________________________
3. [ ] Comm. Property	8. [ ] Uniform Gifts to Minors Act of the State of ___________
4. [ ] Partnership	9. [ ] Corporation
5. [ ] Trust	10. [ ] Other (explain) ___________________________

4. TERMINATION OF THE OFFERING:

The undersigned understands that the Company may terminate this private placement at any time and for any reason. If the private placement is so terminated, and the Company is holding subscriptions that have not been accepted by an authorized representative of the Company, together with the un-accepted subscription agreements, then in that event the subscriptions so held shall be returned.

5. REPRESENTATION AND WARRANTS:

By executing this subscription agreement, the undersigned represents and warrants to the Company that:

a. I have adequate means for current and long-term personal needs and contingencies. I do not need liquidity with respect to my investment in the Shares. I am in a financial position to hold the Shares for an indefinite period of time. I am able to bear the economic risk of, and can withstand, a complete loss of my investment in the Company.

b. I have knowledge and experience in financial and business matters and I am capable of (a) requesting, reviewing and understanding the information I have acquired regarding the Company and its operations, management and control, and (b) evaluating the merits and risks of an investment in the Company and the Shares, including the risk of losing my entire investment.

c. I am (a) of legal age in accordance with the laws of my state of residency, (b) acquiring the Shares solely for my own account or as fiduciary for the benefit of another, and (c) not acquiring the Shares as a nominee or agent for the benefit of any other person. To the extent I am acting as a fiduciary in acquiring the Shares, all warranties, representations and covenants herein shall be deemed to have been made on behalf of the person or persons for whom I am acting, except that such person(s) need not be of legal age.

d. I am acquiring the Shares for investment and not with a view to any offering, sale or distribution of all or any part of the Shares.

e. I am an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). Specifically, I am: (CHECK ALL APPROPRIATE ITEMS)

_____ (I) A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

_____ (ii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered, with total assets in excess of $5,000,000.

_____ (ii) A director or executive officer of the Company.

_____ (iv) A natural person whose individual net worth or joint net worth with my spouse, at the time of purchase exceeds $1,000,000.

_____ (v) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. If I am a California resident, my investment in the Company will not exceed 10% of my net worth (or joint net worth with spouse). If I am a Massachusetts resident, my investment in the Company will not exceed 25% of my joint net worth with my spouse (exclusive of principal residence and its furnishings).

_____ (vi) A trust, with total assets in excess of $5,000,000, not formed for the specified purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2)(ii) (i.e., a purchaser not an accredited Investor who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

_____ (vii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, I must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor.)

f. If I am a natural person, I am: a bona fide resident of the State contained in the address set forth following my signature on this Subscription Agreement as my home address; at least 21 years of age; and legally competent to execute this Subscription Agreement. If an entity, the person signing this Subscription Agreement is duly authorized to execute this Subscription Agreement and this Subscription Agreement, when executed and delivered by Subscriber, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms; and the execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned. (If not applicable, see paragraphs (j), (k), (l) and (m) below.)

g. Without limiting any of my other representations and warranties hereunder, I acknowledge that I have reviewed and am aware of the risk factors of investing in the Company.

h. I have received, read, and understand the Private Placement Memorandum dated May 15, 2005.

I. I acknowledge that the representations, warranties and agreements made by me herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

6. INDEMNIFICATION:

I acknowledge that I understand the meaning and legal consequences of the representations and warranties contained herein, and I hereby agree to protect, defend, indemnify and hold harmless the Company and each incorporator, officer, directors, employee, agent and controlling person thereof, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

7. ACCEPTANCE OF SUBSCRIPTION:

The undersigned hereby confirms Subscriber understands that the Company has the full right to accept or reject this subscription. In case of rejection of a subscription, contributions of such persons will promptly be returned to such persons without interest thereon.

X	Dated this____ day of ________, 2005.

Subscriber's Signature Please copy completed Subscription Agreement for yourself after signing

MAKE CHECK PAYABLE TO: Monumental Marketing, Inc. (In Memo section: MMI Shares)

MAIL TO: Monumental Marketing, Inc., 55 Union Valley Road, Suite #203, Spring Valley, NY 10977

Accepted for the Company this ______ day of __________, 2005. By: ____________ Title: _______